UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report

September 13, 2018

(Date of earliest event reported)

ERBA Diagnostics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-14798	11-3500746
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

14100 NW 57th Court		33014
Miami Lakes, Florida		(Zip Code)
(Address of principal executive offices)

(305) 324-2300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On September 13, 2018, ERBA Diagnostics, Inc. (the “Company”) received a letter dated September 10, 2018, a copy of which is attached hereto as Exhibit 99.1, from the Securities and Exchange Commission (the “SEC”). In the letter, the SEC has stated that the Company is not in compliance with its reporting requirements under Section 13(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) and, as a result, if, within fifteen (15) days after the date of the letter, the Company does not file all required reports, then the SEC may, without further notice, initiate an administrative proceeding to revoke the Company’s registration under the Exchange Act and impose a trading suspension on the Company’s common stock. The Company does not believe that it will be able to file all required reports by the end of such fifteen (15) day period. The Company is evaluating this situation and its next course of action.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibit 99.1 – Letter from the SEC, dated September 10, 2018, and received on September 13, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ERBA DIAGNOSTICS, INC.

Dated: September 18, 2018	By:	/s/ David Barka
David Barka,
Interim Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Letter from the SEC, dated September 10, 2018, and received on September 13, 2018.